EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-22047 and File No. 333-90562) of P&F Industries, Inc. of our report dated March 29, 2023 on our audits of the consolidated financial statements of P&F Industries, Inc. and Subsidiaries as of December 31, 2022 and 2021, and for the years then ended, which is included in this Annual Report on Form 10-K of P&F Industries, Inc. for the year ended December 31, 2022.

/s/ CohnReznick LLP

Melville, New York

March 29, 2023